EXHIBIT 99.1

BroadVision Announces Profitable Second Quarter 2009 Results

REDWOOD CITY, Calif., July 29, 2009 (GLOBE NEWSWIRE) -- BroadVision, Inc. (Nasdaq:BVSN), a global provider of strategic e-business solutions, today reported financial results for its second quarter ended June 30, 2009. Revenues for the second quarter were $8.2 million, compared with revenues of $8.0 million for the first quarter ended March 31, 2009 and $8.0 million for the comparable quarter of 2008, respectively.

License revenue for the second quarter of 2009 was $3.2 million, compared with $2.9 million for the prior quarter and $2.4 million for the comparable quarter of 2008. The majority of the second quarter license and subscription revenue was generated from the Company's core BroadVision(r) Business Agility Suite(tm), Commerce Agility Suite(tm), and QuickSilver(tm) solutions. The customers include Bank of Ayudhya, Bombardier, IBERIA L.A.E., Hewlett Packard Polska SP., Guidance International, Cardinal Health, Inc., Highmark BCBS, Rockwell Collins, The Education Center, and several other brand name global customers.

In the second quarter of 2009, BroadVision posted net income on a U.S. Generally Accepted Accounting Principles ("GAAP") basis of $2.1 million, or $0.48 per basic and diluted share, as compared with GAAP net loss of $626,000, or $0.14 per basic and diluted share, for the first quarter of 2009 and GAAP net income of $1.4 million, or $0.33 per basic and diluted share, for the comparable quarter of 2008. .

Non-GAAP measure net income for the second quarter of 2009 was $2.4 million, or $0.55 per basic and diluted share, compared with non-GAAP measure net loss of $336,000, or $0.07 per basic and diluted share, in the first quarter of 2009 and non-GAAP measure net income of $1.1 million, or $0.25 per basic and diluted share, for the comparable quarter of 2008. These non-GAAP measure results exclude restructuring credit, stock compensation expense under SFAS 123(R) and revaluation of warrant liabilities. A reconciliation of these figures to GAAP net income (loss) figures is included in a table on the attached financial statements. The Company believes these non-GAAP measure results provide useful information because they reflect the Company's financial performance excluding certain charges, credits, gains and losses that the Company believes are not indicative of its ongoing operations.

As of June 30, 2009, the Company had $62.6 million of cash and cash equivalents and short-term investments, compared to a combined balance of $61.1 million as of March 31, 2009 and $61.9 million as of December 31, 2008.

"We are satisfied with our Q2 results, especially in our profit margins in both GAAP and non-GAAP measures of 25.7% and 29.4%, respectively," said Dr. Pehong Chen, President and CEO, BroadVision. "Furthermore, at the end of June we successfully launched Clearvale, a new brand of enterprise social network solution, which has been gaining great momentum in the market. We believe this compelling Web 2.0 service represents the best upside potential for global organizations to transform themselves into 'Enterprise 2.0', becoming more productive, innovative, customer-centric, and most importantly, capable of driving sustainable, long-term growths."

More information about the Clearvale(tm) business social network solution can be found at http://www.broadvision.com/en/software-solutions/saas/clearvale or www.clearvale.com to sign up immediately for a Clearvale network.

Conference Call Information

BroadVision management will host a conference call today, Wednesday, July 29, 2009, at 2:00 PM PDT. The conference call may be accessed by dialing: 1-866-200-6965, with pin code 763391#. Callers outside North America should call +1-212-659-4245 to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A web replay will also be available following the call on the Company's website until it releases its third quarter 2009 financial results.

About BroadVision

Driving innovation since 1993, BroadVision is a global provider of strategic e-business solutions. Our modular applications and agile toolsets, built on a robust framework for personalization and self-service, power mission-critical web initiatives that deliver unparalleled value to diverse customers worldwide. Hundreds of organizations, serving over 50 million registered users and generating billions of dollars in business value, including Baker Hughes, BlueCross/BlueShield, Canon, ClubMed, EFG Bank, Epson America, Fiat, Hilti, Honeywell, Iberia, Indian Railways Catering and Tourism Company, Lockheed Martin, Oreck Corporation, PETCO, Siemens, SINA, Sony, Verifone, Vodafone and more, rely on BroadVision as their solution of choice for e-business.

The BroadVision logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5621

For more information about BroadVision, Inc., call 1-650-331-1000; e-mail mediarelations@broadvision.com or visit http://www.broadvision.com.

BroadVision, Business Agility Suite, Commerce Agility Suite, QuickSilver and Clearvale are trademarks or registered trademarks of BroadVision, Inc. in the United States and other countries. All other company names, product names, and marks are the property of their respective owners.

Information Concerning Forward-Looking Statements

Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which forward-looking statements involve risk and uncertainties. All forward-looking statements included in this release, including, but not limited to, Clearvale's effectiveness in driving customer growth and transformation, are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision's current expectations. Various factors and risks associated with BroadVision's business are discussed in its most recent annual report on Form 10-K and in BroadVision's quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

                  BROADVISION, INC. AND SUBSIDIARIES
               CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In thousands)

                                                     June 30   Dec. 31
                                                       2009      2008
                                                     -------   -------
                                                   (Unaudited)

 ASSETS
 Current assets:
   Cash, cash equivalents and short-term
    investments                                      $62,586   $61,888
   Other current assets                                7,254    10,772
                                                     -------   -------
  Total current assets                                69,840    72,660

 Other non-current assets                              1,912     2,077

                                                     -------   -------
 Total assets                                        $71,752   $74,737
                                                     =======   =======

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities                                 $17,123   $21,590
 Other non-current liabilities                         1,998     2,429
                                                     -------   -------
   Total liabilities                                  19,121    24,019

  Total stockholders' equity                          52,631    50,718

                                                     -------   -------
 Total liabilities and stockholders' equity          $71,752   $74,737
                                                     =======   =======

                   BROADVISION, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)
                              (unaudited)

                            Three Months Ended      Six Months Ended
                                 June 30               June 30
                          --------------------    --------------------
                             2009        2008        2009        2008
                          --------    --------    --------    --------
 Revenues:
 Software licenses        $  3,161    $  2,448    $  6,013    $  6,425
 Services                    5,011       5,582      10,160      11,635
                          --------    --------    --------    --------
  Total revenues             8,172       8,030      16,173      18,060
 Cost of revenues:
 Cost of software
  licenses                      14           6          20          13
 Cost of services            1,959       2,155       3,923       4,408
                          --------    --------    --------    --------
  Total cost of revenues     1,973       2,161       3,943       4,421

 Gross profit                6,199       5,869      12,230      13,639

 Operating expenses:
 Research and development    2,009       2,309       4,177       4,646
 Sales and marketing         1,942       1,961       3,978       3,846
 General and
  administrative             1,146       1,603       2,597       3,301
 Restructuring charge
 (credit)                       56          (5)         54         (23)
                          --------    --------    --------    --------
  Total operating expenses   5,153       5,868      10,806      11,770
                          --------    --------    --------    --------

 Operating income            1,046           1       1,424       1,869
 Other income, net           1,142       1,438         279       5,214
                          --------    --------    --------    --------
 Income before
  provision for income
  taxes                      2,188       1,439       1,703       7,083
 Provision for income
  taxes                        (79)         (4)       (220)       (287)
                          --------    --------    --------    --------
 Net income               $  2,109    $  1,435    $  1,483    $  6,796
                          ========    ========    ========    ========

 Basic income per share   $   0.48    $   0.33    $   0.34    $   1.56
 Diluted income per share $   0.48    $   0.33    $   0.34    $   1.54

 Shares used in computing:
 Weighted average
  shares-basic               4,396       4,372       4,389       4,365
 Weighted average
  shares-diluted             4,399       4,419       4,391       4,415

                  BROADVISION, INC. AND SUBSIDIARIES
     NON-GAAP MEASURE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)
                            (unaudited)

                           Three Months Ended        Six Months Ended
                      ----------------------------  ------------------
                       Jun. 30   Mar. 31   Jun. 30   Jun. 30   Jun. 30
                        2009      2009      2008      2009      2008
                      --------  --------  --------  --------  --------
 Revenues:
   Software licenses  $  3,161  $  2,852  $  2,448  $  6,013  $  6,425
   Services              5,011     5,149     5,582    10,160    11,635
                      --------  --------  --------  --------  --------
    Total
     revenues            8,172     8,001     8,030    16,173    18,060
 Cost of revenues:
 Cost of software
  licenses                  14         6         6        20        13
 Cost of services        1,931     1,936     2,119     3,867     4,335
                      --------  --------  --------  --------  --------
   Total cost of
    revenues             1,945     1,942     2,125     3,887     4,348
                      --------  --------  --------  --------  --------
 Gross profit            6,227     6,059     5,905    12,286    13,712
 Operating expenses:
 Research and
  development            1,922     2,065     2,228     3,987     4,526
 Sales and marketing     1,879     1,984     1,878     3,863     3,709
 General and
  administrative         1,055     1,373     1,514     2,428     3,157
                      --------  --------  --------  --------  --------
   Total operating
    expenses             4,856     5,422     5,620    10,278    11,392
                      --------  --------  --------  --------  --------
   Non-GAAP measure
    operating income     1,371       637       285     2,008     2,320
 Other income (loss),
  net                    1,118      (832)      813       286     2,135
                      --------  --------  --------  --------  --------
   Non-GAAP measure
    income before
    provision for
    income taxes         2,489      (195)    1,098     2,294     4,455
 Provision for income
  taxes                    (79)     (141)       (4)     (220)      287
                      --------  --------  --------  --------  --------
     Non-GAAP measure
      net income
      (loss)          $  2,410  $   (336) $  1,094  $  2,074  $  4,168
                      ========  ========  ========  ========  ========

 Basic non-GAAP
  measure net income
  (loss) per share    $   0.55  $  (0.07) $   0.25  $   0.47  $    0.95
 Diluted non-GAAP
  measure net
  income (loss) per
  share               $   0.55  $  (0.07) $   0.25  $   0.47  $    0.95
 Shares used in
  computing basic non-
  GAAP measure net
  income (loss) per
  share                  4,396     4,381     4,372     4,389     4,365
 Shares used in
  computing diluted
  non-GAAP measure net
  income (loss) per
  share                  4,399     4,381     4,419     4,391     4,415

                  BROADVISION, INC. AND SUBSIDIARIES
     RECONCILIATION OF U.S. GAAP TO NON-GAAP MEASURE NET INCOME
                   (unaudited; in thousands)

                               Three Months Ended     Six Months Ended
                           -------------------------  ----------------
                           Jun. 30  Mar. 31  Jun. 30  Jun. 30  Jun. 30
                            2009     2009      2008     2009     2008
                           -------  -------  -------  -------  -------

 Net income (loss), U.S.
  GAAP                     $ 2,109  $  (626) $ 1,435  $ 1,483  $ 6,796
  Non-GAAP measure
   adjustments:
  Restructuring charge
  (credit)                      56       (2)      (5)      54      (23)
  SFAS 123R Expense (1)        269      261      289      530      474
   Revaluation of warrants
   liabilities (2)             (24)      31     (625)       7   (3,079)
                           -------  -------  -------  -------  -------
 Non-GAAP measure net
  income (loss)            $ 2,410  $  (336) $ 1,094  $ 2,074  $ 4,168
                           =======  =======  =======  =======  =======

 (1) Included as a component of cost of service and operating expense for each period presented.

 (2) Included as a component of other income (loss), net, for each period presented.

CONTACT:  BroadVision, Inc.
          Investor Relations
          Andrew Hub
          650-331-1000
          ir1@broadvision.com